EXHIBIT 99C.1

CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
INCOME (UNAUDITED)

                       Quarter Ended          Six Months Ended
                          June 30,       %       June 30,       %
In millions             1996    1995  Change   1996    1995  Change
- ----------------------------- ------- -------------- ------- -------
SALES & OTHER
  REVENUES             $3,124  $2,894    7.9   6,174  $5,722    7.9

OPERATING EXPENSES
 Employee-related       1,098     997   10.1   2,141   1,975    8.4
 Other operating          609     559    8.9   1,200   1,069   12.3
 Taxes other than
 income taxes             111     113   (1.8)    218     227   (4.0)
 Depreciation & amort.    588     562    4.6   1,172   1,122    4.5
                      ----------------       ----------------
Total operating
  expenses              2,406   2,231    7.8   4,731   4,393    7.7
                      ----------------       ----------------
Income from operations    718     663    8.3   1,443   1,329    8.6

Interest expense          136     139   (2.2)    271     267    1.5
Equity losses in
 unconsol. ventures        77      33    -       143      90   58.9
Gains on sales of rural
 telephone exchanges       49      15    -        49      78  (37.2)
Guaranteed minority
 interest expense          12      -     -        24      -     -
Other income
 (expense) - net          (23)      8    -       (46)      2    -
                      ----------------       ----------------
Income before income
 taxes and cumulative
 effect of change in
 accounting principle     519     514    1.0   1,008   1,052   (4.2)
Income tax provision      206     196    5.1     398     404   (1.5)
                      ----------------       ----------------
Income before
 cumulative effect of
 change in accounting
 principle                313     318   (1.6)    610     648   (5.9)

Cumulative effect of
 change in accounting
 principle -
   net of tax              -       -     -        34      -     -
                      ----------------       ----------------
NET INCOME                313     318            644     648

Preferred dividends         1       1    -         2       2    -
                      ----------------       ----------------

EARNINGS AVAILABLE FOR
 COMMON STOCK            $312    $317   (1.6)   $642    $646   (0.6)
                      ================       ================

EXHIBIT 99C.1 (cont'd.)

CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
INCOME (UNAUDITED)

                       Quarter Ended          Six Months Ended
In millions, except       June 30,       %       June 30,       %
per share amounts       1996    1995  Change   1996    1995  Change
- ----------------------------- ------- -------------- ------- -------
COMMUNICATIONS GROUP:
Average common shares
 outstanding (#1)<F1>   476.8   470.4    1.4   475.9   469.5    1.4
                      ================       ================


Earnings per common
 share: (#1)<F1>
Income before cumulative
 effect of change in
 accounting principle    $0.68   $0.62    9.7   $1.30   $1.29    0.8
Cumulative effect of
 change in accounting
 principle                  -       -       -     0.07     -       -
                       ----------------       ----------------
Earnings per
 common share            $0.68   $0.62    9.7   $1.37   $1.29    6.2
                       ================       ================

MEDIA GROUP:

Average common shares
 outstanding (#1)<F1>   473.6   470.4    0.7   473.3   469.5    0.8
                      ================       ================

Earnings per
 common share: (#1)<F1> ($0.03)  $0.05     -   ($0.02)  $0.08     -
                      ================       ================

<F1>
#1 Effective November 1, 1995, each share of U S WEST, Inc.
common stock was converted into one share each of U S WEST Communi-cations Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 have been presented on a pro forma basis to reflect the two classes of stock as if they were outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

EXHIBIT 99C.1 (cont'd.)

CONSOLIDATED STATEMENTS OF                           U S WEST, Inc.
INCOME (UNAUDITED)

Dollars in millions,    Quarter Ended        Six Months Ended
except per share          June 30,      %        June 30,      %
amounts                 1996    1995  Change   1996    1995  Change
- ----------------------------- ------- -------------- ------- -------
U S WEST, Inc.
Average common shares
 outstanding (#1)<F2>    -       470.4     -       -      469.5   -
                        ===============       ================

Earnings per common
 share (#1)<F2>          -       $0.67    -       -     $1.37     -
                        ===============       ================

SELECTED CONSOLIDATED DATA

Capital
  expenditures          $758    $744     1.9   $1,561  $1,365  14.4
Debt-to-capital
 ratio (#2)<F3>         50.6%   50.7%#    -      50.6%   50.7%#  -
Employees             61,399  61,448    (0.1)  61,399  61,448  (0.1)
EBITDA                $1,306  $1,225     6.6   $2,615  $2,451   6.7
EBITDA margin           41.8%   42.3%     -      42.4%   42.8%   -

<F1>
# As of December 31, 1995.
<F2>
#1 Effective November 1, 1995, each share of U S WEST, Inc.
common stock was converted into one share each of U S WEST Communi-cations Group common stock and U S WEST Media Group common stock.
<F3>
#2 Ratio includes preferred securities as a component of total capital. Including debt related to the net investment in assets held for sale, the 1996 and 1995 ratios are 52.4% and 52.9%, respectively.